Contact:     Pete Bakel      Resource Center: 1-800-232-6643
    202-752-2034                                     Exhibit 99.1
Date:    July 30, 2024

Fannie Mae Reports Net Income of $4.5 Billion for Second Quarter 2024

•	$4.5 billion net income for the second quarter of 2024, with net worth reaching $86.5 billion as of June 30, 2024
“Fannie Mae had another strong quarter, generating $4.5 billion in net income. Our net worth reached $86.5 billion, further strengthening our financial stability, and our capital position continued to improve. This quarter, we provided $95 billion in liquidity to the housing market, helping 330,000 households buy, refinance, or rent a home. Half of our single-family purchase acquisitions this quarter were loans made to first-time homebuyers, demonstrating that today’s housing affordability pressures have not changed the desire to own a home. That’s why managing risk and partnering with the industry to help consumers on their housing journeys remain top priorities.”

Priscilla Almodovar
President & Chief Executive Officer

•	Net income increased $164 million in the second quarter of 2024 compared with the first quarter of 2024, primarily driven by increases in net interest income and benefit for credit losses

•	$95 billion in liquidity provided in the second quarter of 2024, which enabled the financing of approximately 330,000 home purchases, refinancings, and rental units

•
Acquired approximately 213,000 single-family purchase loans, of which approximately half were for first-time homebuyers, and approximately 45,000 single-family refinance loans during the second quarter of 2024

•
Financed approximately 72,000 units of multifamily rental housing in the second quarter of 2024; a significant majority were affordable to households earning at or below 120% of area median income, providing support for both workforce and affordable housing

•	Home prices grew 3.0% on a national basis in the second quarter of 2024 according to the Fannie Mae Home Price Index

•	The U.S. weekly average 30-year fixed-rate mortgage rate increased from 6.79% as of the end of the first quarter of 2024 to 6.86% as of the end of the second quarter of 2024

Q2 2024 Key Results

$86.5 Billion Net Worth	$168 Billion Supporting Housing Activity

Increase of $4.5 billion in the second quarter of 2024	SF Home Purchases	SF Refinancings	MF Rental Units

$4.5 Billion Net Income for Q2 2024	Serious Delinquency Rates

Increase of $164 million compared with first quarter 2024	Single-Family SDQ Rate	Multifamily SDQ Rate

Second Quarter 2024 Results	1

Summary of Financial Results

(Dollars in millions)	Q224	Q124	Variance	% Change	Q223	Variance	% Change
Net interest income	$7,268	$7,023	$245	3%	$7,035	$233	3%
Fee and other income	68	72	(4)	(6)%	70	(2)	(3)%
Net revenues	7,336	7,095	241	3%	7,105	231	3%
Investment gains (losses), net	(62)	22	(84)	NM	25	(87)	NM
Fair value gains (losses), net	447	480	(33)	(7)%	404	43	11%
Administrative expenses	(939)	(929)	(10)	(1)%	(864)	(75)	(9)%
Benefit (provision) for credit losses	300	180	120	67%	1,266	(966)	(76)%
TCCA fees	(859)	(860)	1	— %*	(856)	(3)	— %*
Credit enhancement expense(1)	(405)	(419)	14	3%	(384)	(21)	(5)%
Change in expected credit enhancement recoveries	37	63	(26)	(41)%	(160)	197	NM
Other expenses, net(2)	(251)	(199)	(52)	(26)%	(257)	6	2%
Income before federal income taxes	5,604	5,433	171	3%	6,279	(675)	(11)%
Provision for federal income taxes	(1,120)	(1,113)	(7)	(1)%	(1,285)	165	13%
Net income	$4,484	$4,320	$164	4%	$4,994	$(510)	(10)%

Total comprehensive income	$4,477	$4,324	$153	4%	$4,995	$(518)	(10)%
Net worth	$86,483	$82,006	$4,477	5%	$69,044	$17,439	25%

NM - Not meaningful
* Represents less than 0.5%

(1) Consists of costs associated with freestanding credit enhancements, which primarily include the company’s Connecticut Avenue Securities® (“CAS”) and Credit Insurance Risk TransferTM programs, enterprise-paid mortgage insurance, and certain lender risk-sharing programs.

(2) Includes debt extinguishment gains and losses, expenses associated with legal claims, foreclosed property income (expense), gains and losses from partnership investments, housing trust fund expenses, loan subservicing costs, and servicer fees paid in connection with certain loss mitigation activities.

Financial Highlights

Net income increased $164 million in the second quarter of 2024 compared with the first quarter of 2024, primarily driven by increases in net interest income and benefit for credit losses.

•
Net interest income increased in the second quarter of 2024 compared with the first quarter of 2024 primarily driven by increases in both deferred guaranty fee income and interest income from portfolios.

•
Benefit for credit losses was $300 million in the second quarter of 2024, compared with $180 million in the first quarter of 2024. The benefit for credit losses in the second quarter of 2024 reflects a $548 million single-family benefit for credit losses, partially offset by a $248 million multifamily provision for credit losses.
• The single-family benefit for credit losses in the second quarter of 2024 was primarily driven by a benefit from actual and forecasted home price growth, partially offset by a provision on newly acquired loans.
• The multifamily provision for credit losses in the second quarter of 2024 was primarily driven by continued declines in estimated actual and near-term projected multifamily property values and the impact of new 30-day loan delinquencies in the company’s multifamily guaranty book of business.

Second Quarter 2024 Results	2

Single-Family Business Financial Results

(Dollars in millions)	Q224	Q124	Variance	% Change	Q223	Variance	% Change
Net interest income	$6,096	$5,874	$222	4%	$5,917	$179	3%
Fee and other income	51	55	(4)	(7)%	52	(1)	(2)%
Net revenues	6,147	5,929	218	4%	5,969	178	3%
Investment gains (losses), net	(70)	13	(83)	NM	27	(97)	NM
Fair value gains (losses), net	454	484	(30)	(6)%	460	(6)	(1)%
Administrative expenses	(784)	(777)	(7)	(1)%	(718)	(66)	(9)%
Benefit (provision) for credit losses	548	335	213	64%	1,418	(870)	(61)%
TCCA fees	(859)	(860)	1	— %*	(856)	(3)	— %*
Credit enhancement expense	(333)	(353)	20	6%	(327)	(6)	(2)%
Change in expected credit enhancement recoveries	(47)	(42)	(5)	(12)%	(223)	176	79%
Other expenses, net	(218)	(176)	(42)	(24)%	(203)	(15)	(7)%
Income before federal income taxes	4,838	4,553	285	6%	5,547	(709)	(13)%
Provision for federal income taxes	(983)	(946)	(37)	(4)%	(1,153)	170	15%
Net income	$3,855	$3,607	$248	7%	$4,394	$(539)	(12)%

Average charged guaranty fee on new conventional acquisitions, net of TCCA fees	51.9 bps	54.8 bps	(2.9) bps	(5)%	52.2 bps	(0.3) bps	(1)%
Average charged guaranty fee on conventional guaranty book of business, net of TCCA fees	47.6 bps	47.4 bps	0.2 bps	— %*	46.8 bps	0.8 bps	2%
NM - Not meaningful
* Represents less than 0.5%

Key Business Highlights

•
Single-family conventional acquisition volume was $85.9 billion in the second quarter of 2024, compared with $62.3 billion in the first quarter of 2024. Purchase acquisition volume, of which approximately half was for first-time homebuyers, increased to $74.5 billion in the second quarter of 2024 from $53.0 billion in the first quarter of 2024. Refinance acquisition volume was $11.4 billion in the second quarter of 2024, an increase from $9.3 billion in the first quarter of 2024.

•
The average single-family conventional guaranty book of business decreased by $6.4 billion to $3,624.8 billion in the second quarter of 2024 compared with the first quarter of 2024, driven by loan paydowns, liquidations, and sales outpacing acquisition volumes during the quarter. The overall credit characteristics of the single-family conventional guaranty book of business remained strong, with a weighted-average mark-to-market loan-to-value ratio of 50% and a weighted-average FICO credit score at origination of 753 as of June 30, 2024.

•
The average charged guaranty fee, net of TCCA fees, on the single-family conventional guaranty book remained relatively flat at 47.6 basis points in the second quarter of 2024. The average charged guaranty fee on newly acquired single-family conventional loans, net of TCCA fees, decreased to 51.9 basis points in the second quarter of 2024, primarily as a result of a shift in product mix and an improvement in credit profile.

•
The single-family serious delinquency rate decreased to 0.48% as of June 30, 2024 from 0.51% as of March 31, 2024. Single-family seriously delinquent loans are loans that are 90 days or more past due or in the foreclosure process.

Second Quarter 2024 Results	3

Multifamily Business Financial Results

(Dollars in millions)	Q224	Q124	Variance	% Change	Q223	Variance	% Change
Net interest income	$1,172	$1,149	$23	2%	$1,118	$54	5%
Fee and other income	17	17	—	—%	18	(1)	(6)%
Net revenues	1,189	1,166	23	2%	1,136	53	5%
Fair value gains (losses), net	(7)	(4)	(3)	(75)%	(56)	49	88%
Administrative expenses	(155)	(152)	(3)	(2)%	(146)	(9)	(6)%
Benefit (provision) for credit losses	(248)	(155)	(93)	(60)%	(152)	(96)	(63)%
Credit enhancement expense	(72)	(66)	(6)	(9)%	(57)	(15)	(26)%
Change in expected credit enhancement recoveries	84	105	(21)	(20)%	63	21	33%
Other expenses, net*	(25)	(14)	(11)	(79)%	(56)	31	55%
Income before federal income taxes	766	880	(114)	(13)%	732	34	5%
Provision for federal income taxes	(137)	(167)	30	18%	(132)	(5)	(4)%
Net income	$629	$713	$(84)	(12)%	$600	$29	5%

Average charged guaranty fee rate on multifamily guaranty book of business, at period end	75.5 bps	75.8 bps	(0.3) bps	— %**	77.4 bps	(1.9) bps	(2)%
* Includes investment gains or losses and other income or expenses.
** Represents less than 0.5%

Key Business Highlights

•	New multifamily business volume was $9.3 billion in the second quarter of 2024, compared with $10.1 billion in the first quarter of 2024.

•
The multifamily guaranty book of business grew by 1% in the second quarter of 2024 to $480.1 billion, driven by the company’s acquisitions combined with low prepayment volumes due to the high interest rate environment.

•
The average charged guaranty fee on the multifamily guaranty book declined slightly in the second quarter to 75.5 basis points as of June 30, 2024, primarily due to lower average charged fees on the company's second quarter 2024 acquisitions as compared with the existing loans in the multifamily guaranty book of business.

•	The multifamily serious delinquency rate was flat at 0.44% as of June 30, 2024 and March 31, 2024. Multifamily seriously delinquent loans are loans that are 60 days or more past due.

Second Quarter 2024 Results	4

Additional Matters

Fannie Mae’s Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations and Comprehensive Income for the second quarter of 2024 are available in the accompanying Annex; however, investors and interested parties should read the company’s Second Quarter 2024 Form 10-Q, which was filed today with the Securities and Exchange Commission and is available on Fannie Mae’s website, www.fanniemae.com. The company provides further discussion of its financial results and condition, credit performance, and other matters in its Second Quarter 2024 Form 10-Q. Additional information about the company’s financial and credit performance is contained in Fannie Mae’s “Q2 2024 Financial Supplement” at www.fanniemae.com.

# # #

Fannie Mae provides website addresses in its news releases solely for readers’ information. Other content or information appearing on these websites is not part of this release.

Fannie Mae advances equitable and sustainable access to homeownership and quality, affordable rental housing for millions of people across America. We enable the 30-year fixed-rate mortgage and drive responsible innovation to make homebuying and renting easier, fairer, and more accessible. To learn more, visit fanniemae.com.

Second Quarter 2024 Results	5

ANNEX
FANNIE MAE
(In conservatorship)
Condensed Consolidated Balance Sheets — (Unaudited)
(Dollars in millions)

	As of
	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$41,911	$35,817
Restricted cash and cash equivalents (includes $29,789 and $25,836, respectively, related to consolidated trusts)	36,402	32,889
Securities purchased under agreements to resell	27,650	30,700
Investments in securities, at fair value	49,899	53,116
Mortgage loans:
Loans held for sale, at lower of cost or fair value	646	2,149
Loans held for investment, at amortized cost:
Of Fannie Mae	49,196	48,199
Of consolidated trusts	4,087,398	4,094,013
Total loans held for investment (includes $3,194 and $3,315, respectively, at fair value)	4,136,594	4,142,212
Allowance for loan losses	(8,026)	(8,730)
Total loans held for investment, net of allowance	4,128,568	4,133,482
Total mortgage loans	4,129,214	4,135,631
Advances to lenders	1,856	1,389
Deferred tax assets, net	11,036	11,681
Accrued interest receivable, net (includes $10,654 and $10,132 related to consolidated trusts)	11,156	10,724
Other assets	14,769	13,490
Total assets	$4,323,893	$4,325,437
LIABILITIES AND EQUITY
Liabilities:
Accrued interest payable (includes $10,524 and $10,212, respectively, related to consolidated trusts)	$11,176	$10,931
Debt:
Of Fannie Mae (includes $544 and $761, respectively, at fair value)	118,543	124,065
Of consolidated trusts (includes $13,239 and $14,343, respectively, at fair value)	4,094,421	4,098,653
Other liabilities (includes $1,673 and $1,713, respectively, related to consolidated trusts)	13,270	14,106
Total liabilities	4,237,410	4,247,755
Commitments and contingencies (Note 14)	—	—
Fannie Mae stockholders’ equity:
Senior preferred stock (liquidation preference of $203,505 and $195,224, respectively)	120,836	120,836
Preferred stock, 700,000,000 shares are authorized—555,374,922 shares issued and outstanding	19,130	19,130
Common stock, no par value, no maximum authorization—1,308,762,703 shares issued and 1,158,087,567 shares outstanding	687	687
Accumulated deficit	(46,799)	(55,603)
Accumulated other comprehensive income	29	32
Treasury stock, at cost, 150,675,136 shares	(7,400)	(7,400)
Total stockholders’ equity	86,483	77,682
Total liabilities and equity	$4,323,893	$4,325,437

See Notes to Condensed Consolidated Financial Statements in the Second Quarter 2024 Form 10-Q

Second Quarter 2024 Results	6

FANNIE MAE
(In conservatorship)
Condensed Consolidated Statements of Operations and Comprehensive Income — (Unaudited)
(Dollars in millions, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2024	2023	2024	2023
Interest income:
Investments in securities	$915	$1,101	$1,836	$2,082
Mortgage loans	35,617	32,655	70,833	64,792
Other	743	584	1,404	1,036
Total interest income	37,275	34,340	74,073	67,910
Interest expense:
Short-term debt	(130)	(183)	(325)	(302)
Long-term debt	(29,877)	(27,122)	(59,457)	(53,787)
Total interest expense	(30,007)	(27,305)	(59,782)	(54,089)
Net interest income	7,268	7,035	14,291	13,821
Benefit (provision) for credit losses	300	1,266	480	1,134
Net interest income after benefit (provision) for credit losses	7,568	8,301	14,771	14,955
Investment gains (losses), net	(62)	25	(40)	(42)
Fair value gains (losses), net	447	404	927	608
Fee and other income	68	70	140	133
Non-interest income	453	499	1,027	699
Administrative expenses:
Salaries and employee benefits	(496)	(467)	(1,007)	(947)
Professional services	(218)	(192)	(419)	(376)
Other administrative expenses	(225)	(205)	(442)	(409)
Total administrative expenses	(939)	(864)	(1,868)	(1,732)
TCCA fees	(859)	(856)	(1,719)	(1,711)
Credit enhancement expense	(405)	(384)	(824)	(725)
Change in expected credit enhancement recoveries	37	(160)	100	(40)
Other expenses, net	(251)	(257)	(450)	(387)
Total expenses	(2,417)	(2,521)	(4,761)	(4,595)
Income before federal income taxes	5,604	6,279	11,037	11,059
Provision for federal income taxes	(1,120)	(1,285)	(2,233)	(2,293)
Net income	4,484	4,994	8,804	8,766
Other comprehensive income (loss)	(7)	1	(3)	1
Total comprehensive income	$4,477	$4,995	$8,801	$8,767
Net income	$4,484	$4,994	$8,804	$8,766
Dividends distributed or amounts attributable to senior preferred stock	(4,477)	(4,995)	(8,801)	(8,767)
Net income (loss) attributable to common stockholders	$7	$(1)	$3	$(1)
Earnings per share:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	0.00	0.00	0.00	0.00
Weighted-average common shares outstanding:
Basic	5,867	5,867	5,867	5,867
Diluted	5,893	5,867	5,893	5,867

See Notes to Condensed Consolidated Financial Statements in the Second Quarter 2024 Form 10-Q

Second Quarter 2024 Results	7